UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2011

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2011, the Compensation Committee of the Board of Directors of GT Solar International, Inc. (the “Company”) awarded to each of the Company’s executive officers, including each of the named executive officers, performance-based restricted stock unit awards, as well as restricted units that vest in four equal annual installments.  The following sets forth the number of shares subject to each of the awards:

	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units

Thomas Gutierrez	207,259	169,576

Richard Gaynor	46,550	69,826

Hoil Kim	36,575	54,863

David Gray	36,575	54,863

David Keck	36,575	54,863

The Company has previously awarded restricted units that vest with the passage of time, the form of which has been previously filed by the Company in accordance with the Securities Exchange Act of 1934, as amended.

The performance-based restricted stock units require the achievement of a targeted incentive operating income increase for each of the Company’s fiscal years ending March 31, 2012, March 30, 2013 and March 29, 2014.  Targeted incentive operating income is defined income (loss) from operations, on a consolidated basis, as reported in the Company’s Form 10-K for the fiscal year ending March 31, 2012, March 30, 2013 and March 29, 2014, as applicable, adjusted to exclude the effect of (a) stock compensation expense and (b) any extraordinary income (e.g., proceeds from any legal action) or expenses in the reasonable determination of the Compensation Committee.  If the target metric is met for a given fiscal year, the executive officer will be eligible to receive one-third of the total restricted stock units subject to the award.

In the event that the targeted incentive operating income is not achieved in some or all of fiscal years 2012, 2013 and/or 2014, the executive officer shall be eligible to receive all of the restricted stock units if the Company achieves an established compounded annual growth rate in targeted incentive operating income for the three fiscal year period ending March 29, 2014.

Any shares that an executive officer is eligible to receive shall vest on the date that the Annual Report on Form 10-K is filed for the fiscal year ending March 29, 2014, subject to the participant’s continued employment with the Company on such date.

The terms of the performance-based restricted stock unit agreements awarded to our executive officers provide that upon a termination of the executive officer’s employment by the Company without “Cause” (as defined in the performance-based restricted stock unit agreement), or by the executive officer for “Good Reason” (as defined in the performance-based restricted stock unit agreement), in each case within twelve months following a “Change in Control” (as defined in the performance-based restricted stock unit agreement), all of the unvested restricted stock units shall vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	June 8, 2011	Hoil Kim
Vice President, Chief Administrative Officer and
General Counsel